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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cenntro Electric Group Limited

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Cenntro Electric Group Limited ACN 619 054 938  (this “Registration Statement”), pertaining to the Cenntro Electric Group Limited Amended and Restated 2016 Incentive Stock Option Plan, the Cenntro Electric Group Limited 2022 Stock Incentive Plan, and the Cenntro Electric Group Limited 2022 Employee Stock Purchase Plan, of our report dated May 18, 2021, relating to the consolidated financial statements of Naked Brand Group Limited, appearing in the Company’s Form 20-F, for the year ended January 31, 2021 which are incorporated by reference in this Registration Statement.

/s/ BDO Audit Pty Ltd

BDO Audit Pty Ltd

Sydney, Australia

January 5, 2021

BDO Audit Pty Ltd ABN 33 134 022 870 is a member of a national association of independent entities which are all members of BDO Australia Ltd ABN 77 050 110 275, an Australian company limited by guarantee. BDO Audit Pty Ltd and BDO Australia Ltd are members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms.